UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2022

SILVERGATE CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-39123	33-0227337
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)
4250 Executive Square, Suite 300, La Jolla, CA 92037
(Address of principal executive offices) (Zip Code)

(858) 362-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.01 per share	SI	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of 5.375% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	SI PRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

ITEM 7.01 REGULATION FD DISCLOSURE.

On January 31, 2022, Silvergate Capital Corporation (the "Company") issued a press release announcing that it has acquired blockchain-based payment network assets from the Diem Group, advancing the Company's technical capabilities and enhancing its stablecoin infrastructure initiative. A copy of the press release is attached hereto as Exhibit 99.1. The press release is also available on the Company's website at https://ir.silvergatebank.com in the Investor Relations section.

The information furnished under Item 7.01 and Item 9.01, including Exhibit 99.1 hereto, of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that Section, nor shall it be deemed incorporated by reference into any registration statement or other filings of the Company made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit

Number	Description

99.1	Press release dated January 31, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERGATE CAPITAL CORPORATION

Date:	January 31, 2022	By:	/s/ Alan J. Lane
Alan J. Lane President and Chief Executive Officer

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